EXHIBIT 99.1
Filed by VaxGen, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Raven biotechnologies, inc.
Commission File No. 333-148312
Contact:
Matthew Pfeffer
VaxGen, Inc.
(650) 624-2400
South San Francisco, Calif. — March 20, 2008 — VaxGen Inc. (OTC: VXGN.OB)
VaxGen Provides Updates and Encourages Stockholders to
Vote In Favor of Proposed Merger with Raven
Only 7 Days Remain to Vote on the Proposed Merger
Dear VaxGen Stockholder,
March 28th marks the date of the Special Stockholder meeting and the conclusion of the VaxGen stockholder vote on the proposed VaxGen-Raven merger. Your vote is important. An affirmative vote of the holders of a majority of the votes cast in person or by proxy at the VaxGen special meeting is required for approval of the merger. Even if you plan to attend the meeting in person, we request that you sign and return your proxy card as soon as possible to ensure that your shares will be represented at the special meeting if you are unable to attend.
The Board and Management of VaxGen are enthusiastic about the potential of the combined company and the opportunity to enhance shareholder value, and we strongly encourage stockholders to approve the merger.
Nearly 15 months ago we announced a goal to rebuild shareholder value by addressing compliance, accounting, re-listing and strategic issues in light of the termination of the anthrax vaccine contracts. We have directed our energies and resources on behalf of our stockholders to accomplish these stated goals and believe we have made clear progress on all fronts.
VaxGen has addressed all outstanding accounting issues and became current with its financial reporting as of November 2007. Quotation of VaxGen stock on the OTC Bulletin Board was initiated on March 14th, which is expected to provide improved liquidity for stockholders as well as satisfying a closing condition for the merger. On March 18th, VaxGen filed its current Form 10-K, making available its audited financial statements for the year ending December 31, 2007. Most importantly, and consistent with our stated objectives, we have identified and negotiated a strategic transaction worthy of the application of VaxGen resources, and presented it to our stockholders for approval.
Similarly, Raven has continued to make excellent progress with its platform technology and clinical pipeline. Specifically, Raven’s recent progress includes the following:
•	On February 12th, Raven announced that four scientific abstracts pertaining to its clinical and pre-clinical programs had been accepted for presentation at the April meeting of the American Academy of Cancer Research.

•	Following the completion of enrollment in the Phase 1/2a trial of its lead clinical candidate RAV12 in mid-February, Raven announced on March 11th that the study results had been accepted for presentation at the American Society of Clinical Oncology in May.

•	On March 13th, Raven announced that it had initiated a Phase 2 study of RAV12 for the treatment of patients with metastatic pancreatic cancer.
These and other scientific presentations and announcements can be found on Raven’s corporate website.
VaxGen believes that as the Raven research and development programs continue to progress and become more visible, the value of its discovery platform and potential oncology therapeutics will become increasingly evident. We further believe that the combination of Raven’s science, discovery platforms and pipeline with VaxGen’s late stage recombinant protein development, manufacturing expertise and financial resources will have a synergistic effect, enabling this promising pipeline to progress.
A few VaxGen stockholders continue to express opposition to the merger, and it has come to our attention that there is commentary circulating which is not factually correct. We are deeply concerned at this development and believe that our stockholders deserve the opportunity to make an informed decision based on reliable facts and data. To that end, I would like to make the following points clear despite statements to the contrary:
•	Current Raven shareholders are indeed willing to further invest in Raven and have agreed to invest $3.8 million to close the merger.

•	VaxGen has indeed repurchased, at a discount, a portion ($1.5 million) of its convertible debt; the only portion for which we have received a formal repurchase offer to date.

•	No member of the proposed senior management team of the combined company is being, or ever has been, sued by a current or former employer.

•	No formal offers have been received to date for two of VaxGen’s assets, the manufacturing facility and the anthrax vaccine program, despite extensive efforts of management and professional advisors to market these assets, nor has VaxGen received any unsolicited, alternative offer to this merger.
The dissenting stockholders offer no tangible alternatives to the merger and indeed do not appear to agree amongst themselves as to the right course to pursue. In the event that our stockholders do not approve the merger with Raven, liquidation is perhaps the most likely alternative. However, VaxGen believes this option to be far inferior to the proposed merger in that the proceeds would be limited, with no possibility of any future upside from continuing operations, and would only be distributed to stockholders following an extensive, time consuming and expensive process.
The combined company will be both technically and financially well positioned within one of the most dynamic sectors in drug development. We are encouraged that several new biotech investors and analysts also see the value in the merged company we are proposing. For example, in her Morning Meeting Comments issued March 18th, Sharon R. Seiler, Ph.D., Senior Biotechnology Analyst of Punk, Ziegel and Company writes:
“We are excited about VaxGen’s proposed merger with Raven because Raven operates in some of the most lucrative and exciting areas of the biopharmaceutical industry: MAbs for the treatment of cancer and cancer stem cells.”
She further writes:
“We think a vote to reject the merger with Raven would represent a fairly disastrous outcome for VaxGen and would view it as a clear signal to sell VaxGen shares.”
The collective management teams and staff of VaxGen and Raven are confident that having reviewed the relevant information and facts, stockholders will approve this merger. We are eager for the opportunity to advance these important, potential cancer therapies and validate your support by increasing shareholder value.
I thank you for your thoughtful consideration and support, and ask that you vote today to approve the VaxGen-Raven merger.
Sincerely,
James P. Panek
President and CEO
VaxGen, Inc.
VOTING INSTRUCTIONS:
Regardless of the number of shares you own, please vote your proxy before the March 28, 2008 Special Meeting. Your broker cannot vote your shares for you without your instructions. If you need assistance in voting your proxy, please call your bank or broker and instruct them to vote your proxy, or call D.F. King & Co., Inc., our proxy solicitor, toll free at 1-(800)669-5550 for assistance.
If you have voted your shares against the merger proposal, we urge you to reconsider your vote and vote FOR the proposal. If you have already submitted a proxy card, whether by mail, phone or on-line, you may revoke that proxy by signing, dating and returning a new proxy card. The latest dated proxy card is the only one that counts. Any proxy may be revoked at any time prior to the Special Meeting of Stockholders by delivering a written notice of revocation or a later dated proxy card for the Special Meeting to our proxy solicitor, D.F. King & Co., Inc., or by voting in person at the Special Meeting to be held March 28, 2008 at VaxGen’s offices, 349 Oyster Point Blvd., South San Francisco, CA, 94010.
About VaxGen
VaxGen is a biopharmaceutical company based in South San Francisco, California. The company owns a state-of-the-art biopharmaceutical manufacturing facility with a 1,000-liter bioreactor that can be used to make cell culture or microbial biologic products. For more information, please visit the company’s web site at www.vaxgen.com.
About Raven
Raven biotechnologies, inc. is a privately held biotechnology company focused on the development of monoclonal antibody therapeutics for treating cancer. Raven’s lead product candidate, RAV12, targets adenocarcinomas and is in clinical development for the treatment of gastrointestinal and other cancers. Raven, which is based in South San Francisco, California, has identified multiple candidate therapeutic MAbs for many cancer indications including lung, colon, pancreatic, prostate, breast, brain, and ovarian cancer. Please visit www.ravenbio.com for more information about Raven biotechnologies inc.
Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding the anticipated benefits of quotation of VaxGen’s common stock on the OTC Bulletin Board, the expected benefits of the Raven assets to the combined company, the benefits of the merger and the combined company to increase stockholder value and the consequences of stockholders’ failure to approve the merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Additional information concerning these and other risk factors is contained in VaxGen’s Annual Report on Form 10-K for the year ended December 31, 2007. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen and Raven undertake no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
Additional Information and Where to Find It
VaxGen has filed a registration statement on Form S-4, and a related proxy statement/prospectus, in connection with the merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus (including any amendments or supplements to the proxy statement/prospectus) because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting VaxGen Investor Relations at the email address: ir@vaxgen.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

VaxGen, Raven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of VaxGen in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of VaxGen is also included in VaxGen’s definitive proxy statement for its 2007 Annual Meeting of Stockholders which was filed with the SEC on November 21, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 30, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at VaxGen as described above.
On March 18, 2008 VaxGen filed its Annual Report on Form 10-K for the year ended December 31, 2007, which contains updated information regarding VaxGen's directors and executive officers.
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